SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 5, 2003

ACE*COMM Corporation

(Exact name of registrant as specified in its charter)

Maryland	000-21059	52-1283030

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

704 Quince Orchard Road, Gaithersburg, Maryland 20878

(Address of principal executive offices)

Registrant’s telephone number, including area code: (301) 721-3000

Not Applicable

(Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets

     On December 5, 2003, ACE*COMM Corporation (“ACE*COMM”) completed its acquisition of i3 Mobile, Inc. (“i3”) pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) by and among ACE*COMM, Ace Acquisition Corporation and i3, dated September 12, 2003, as amended (the “i3 Acquisition”).

     i3’s stockholders approved the Merger Agreement at a meeting held on December 5, 2003. ACE*COMM stockholders approved the issuance of shares of ACE*COMM common stock relating to the i3 Acquisition at a meeting held on December 5, 2003. In accordance with the Merger Agreement, each issued and outstanding share of i3 common stock converted into approximately 0.1876 of a share of ACE*COMM Common stock. In connection with the i3 Acquisition, it is anticipated that, in accordance with the Merger Agreement, J. William Grimes and Michael J. Stover will be appointed to serve on the Board of Directors of ACE*COMM in the future.

     The press release related to the i3 Acquisition is attached at Exhibit 99.1.

     ACE*COMM’s registration statement on Form S-4 (File No. 333-109521), as amended, declared effective November 4, 2003 (the “Registration Statement”), sets forth extensive information regarding the i3 Acquisition.

Item 7. Financial Statements and Exhibits.

     (a) Financial statements of businesses acquired.

The audited financial statements of i3 were previously filed with the Securities and Exchange Commission (the “SEC”) as part of the Registration Statement.

     The unaudited financial statements of i3:

•	Consolidated Balance Sheets as of September 30, 2003 (unaudited) and December 31, 2002.

•	Consolidated Statement’s of Operations for the Three Months and Nine Months ended September 30, 2003 and 2002 (unaudited).

•	Consolidated Statement’s of Cash Flows for the Nine Months ended September 30, 2003 and 2002 (unaudited).

•	Notes to Consolidated Financial Statements.

i3 MOBILE, INC.
Consolidated Balance Sheets
(in thousands, except share data)

	September 30,	December 31,
	2003	2002

	(unaudited)	(note)
Assets
Current assets:
Cash and cash equivalents	$10,355	$20,572
Accounts receivable, net of allowances	—	138
Prepaid expenses and other current assets	521	558

Total current assets	10,876	21,268

Fixed assets, net	181	1,765
Deposits and other non-current assets	325	334

Total assets	$11,382	$23,367

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$1,420	$4,328

Total liabilities	1,420	4,328
Stockholders’ equity:
Preferred stock; $.01 par value, 50,000 shares authorized, none issued	—	—
Common stock; $.01 par value, 75,000,000 shares authorized, 24,820,640 and 24,805,640 shares issued	248	248
Additional paid-in capital	166,983	166,945
Accumulated deficit	(149,632)	(140,517)
Treasury stock at cost, 4,704,650 shares	(7,637)	(7,637)

Total stockholders’ equity	9,962	19,039

Total liabilities and stockholders’ equity	$11,382	$23,367

Note: The balance sheet at December 31, 2002 has been derived from the audited consolidated financial statements at that date.

See accompanying notes to consolidated financial statements.

i3 MOBILE, INC.
Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended

	September 30,	September 30,	September 30,	September 30,
	2003	2002	2003	2002

	(unaudited)		(unaudited)
Net revenue	$—	$899	$267	$2,597

Expenses:
Operating	—	1,682	1,198	5,237
Sales and marketing	—	2,078	568	11,539
Product development	—	1,377	1,150	4,217
General and administrative	1,368	3,971	6,064	12,200
Long-lived asset impairment	—	6,731	516	6,731

Total expenses	1,368	15,839	9,496	39,924

Operating loss	(1,368)	(14,940)	(9,229)	(37,327)
Interest income, net	(27)	(112)	(114)	(517)

Net loss	$(1,341)	$(14,828)	$(9,115)	$(36,810)

Net loss per share — basic and diluted	$(0.07)	$(0.72)	$(0.45)	$(1.72)

Shares used in computing net loss per share	20,116	20,471	20,116	21,345

See accompanying notes to consolidated financial statements.

i3 MOBILE, INC.
Consolidated Statements of Cash Flows
(in thousands)

	Nine Months Ended

	September 30,	September 30,
	2003	2002

	(unaudited)	(unaudited)
Cash flows from operating activities:
Net loss	$(9,115)	$(36,810)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	625	4,564
Non-cash stock compensation charges	33	403
Loss on sale of fixed assets	257	—
Long-lived asset impairment	516	6,731
Changes in operating assets and liabilities:
Decrease in accounts receivable, net	138	227
Decrease in deferred advertising	—	2,245
(Increase) decrease in other assets	(128)	88
(Decrease) in accounts payable and accrued liabilities	(2,908)	(1,414)

Net cash used in operating activities	(10,582)	(23,966)

Cash flows from investing activities:
Purchase of fixed assets	(6)	(829)
Proceeds from the sale of fixed assets	365	—

Net cash provided by (used in) investing activities	359	(829)

Cash flows from financing activities:
Payments on capital lease obligations	—	(465)
Proceeds from exercise of stock options and warrants	6	17
Repurchase of common stock	—	(2,174)

Net cash provided by (used in) financing activities	6	(2,622)

Decrease in cash and cash equivalents	(10,217)	(27,417)
Cash and cash equivalents at beginning of period	20,572	52,612

Cash and cash equivalents at end of period	$10,355	$25,195

     See accompanying notes to consolidated financial statements.

i3 MOBILE, INC.
Notes to Consolidated Financial Statements

Note 1 — Company Overview:

i3 Mobile, Inc., “i3 Mobile” or the “Company”, was incorporated in Delaware on June 28, 1991. From its inception in June 1991 until 2001, the Company’s business was comprised of distributing customized text-based information to mobile devices under the “Powered by i3 Mobile” product brand. During 2001, the Company evolved into a company that it believed was among the first to create a premium mobile subscription information and communication service for telephones. This service, Pronto, was marketed directly to consumers delivering information and service on demand 24 hours a day, combining the service of a mobile concierge with the simplicity of flat-menu voice recognition technology.

Although the Company undertook substantial efforts to research, develop and market the Pronto product, the Company did not achieve the subscriber levels which had been estimated and were needed to sustain the business model. Due to the challenges the Company faced in marketing the Pronto product, and its concerns about its cash resources going forward, in October 2002, the Company engaged the services of an investment banker to pursue strategic alternatives, including a potential merger or acquisition of the Company (collectively, a “Transaction”). In order to facilitate a Transaction, in March 2003 the Company announced the termination of the Pronto service and other cost saving measures in order to manage its cash resources.

On September 12, 2003, the Company entered into a definitive agreement to merge with an indirect wholly-owned subsidiary of ACE*COMM Corporation (“ACEC”), a publicly traded global provider of advanced convergent mediation products and enterprise telemanagement software applications. On October 28, 2003, the Company and ACEC amended such merger agreement. The merger is subject to the approval of the merger agreement, as amended, by the stockholders of the Company and the approval by the stockholders of ACEC of the issuance of the ACEC common stock in connection with the merger. If such transaction is consummated, i3 Mobile stockholders will receive 0.1876 shares of ACEC common stock for each share of i3 Mobile common stock. The exchange ratio was determined pursuant to a formula valuing ACEC’s common stock at market value less a discount and valuing i3 Mobile at an amount equal to its cash, net of specified liabilities and commitments at the closing of the merger. The Company has called a special meeting of its stockholders to vote upon the proposal to adopt the merger agreement and approve the merger with ACEC for December 5, 2003. Although the Company has entered into a definitive agreement for a merger transaction with ACEC, there can be no assurance the Company will be able to consummate this merger transaction.

Liquidity:

The Company has incurred substantial losses and negative cash flows from operations in every fiscal period since inception. For the nine months ended September 30, 2003, the Company incurred a loss from operations of approximately $9.1 million and negative cash flows from operations of approximately $10.6 million. As of September 30, 2003, the Company had an accumulated deficit of approximately $150 million.

Management expects operating losses and negative cash flows to continue for the foreseeable future as the Company incurs ongoing costs and expenses related to consummating a transaction with ACEC. During March 2003, the Company took action on a plan approved by the Company’s Board of Directors in an effort to continue to reduce recurring operating losses, preserve cash resources and working capital and facilitate a potential Transaction. The Company discontinued revenue producing operations and terminated the Pronto service and initiated cost saving measures including a reduction of 65 employees, approximately 78% of its workforce, the termination of its research and development efforts at its Texas facility, and furthered its ongoing efforts to resolve contractual obligations. The reduction of workforce resulted in a $1.7 million charge in its results of operations during the first quarter of 2003. If the Company fails to consummate a transaction with ACEC, the ongoing reduction of the Company’s available cash resources over time would have a material adverse effect on the Company’s ability to operate and therefore could result in the Company distributing its assets. However, management believes the Company has adequate cash resources to continue to realize its assets and discharge its liabilities as a company through 2004, in the absence of a change in control related to a Transaction.

i3 MOBILE, INC.
Notes to Consolidated Financial Statements

Note 2 — Basis of Presentation / Significant Accounting Policies:

The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information. Certain information and note disclosures normally included in financial statements have been omitted pursuant to Article 10 of Regulation S-X. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included in the accompanying unaudited consolidated financial statements. Operating results for the three and nine month periods ended September 30, 2003 are not necessarily indicative of the results that may be expected for the fiscal year ending December 31, 2003.

For further information, refer to the consolidated financial statements and footnotes thereto included in our annual report on Form 10-K for the year ended December 31, 2002.

Certain reclassifications have been made for consistent presentation.

In June 2002, Statement of Financial Accounting Standards (“SFAS”) No. 146, “Accounting for Exit or Disposal Activities” (“SFAS No. 146”) was issued. SFAS No. 146 addresses the accounting for costs to terminate a contract that is not a capital lease, costs to consolidate facilities and relocate employees, and involuntary termination benefits under one-time benefit arrangements that are not an ongoing benefit program or an individual deferred compensation contract. A liability for contract termination costs should be recognized and measured at fair value either when the contract is terminated or when the entity ceases to use the right conveyed by the contract. A liability for one-time termination benefits should be recognized and measured at fair value at the communication date if the employee would not be retained beyond a minimum retention period (i.e., either a legal notification period or 60 days, if no legal requirement exists). For employees who will be retained beyond the minimum retention period, a liability should be accrued ratably over the future service period. The provisions of the statement will be effective for disposal activities initiated after December 31, 2002. During the first quarter of 2003, the Company adopted SFAS No. 146 and recorded a charge of $1.7 million. Refer to Note 1.

The Company applies Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB 25”), and related interpretations in accounting for its stock option plan and stock awards with the disclosure provisions of SFAS No. 123, “Accounting for Stock-Based Compensation.” Under APB 25, compensation expense is computed to the extent that the fair value of the underlying stock on the date of grant exceeds the exercise price of the employee stock option or stock award. Compensation so computed is deferred and then recognized over the vesting period of the stock option or award.

The Company applies SFAS No. 123, Emerging Issues Task Force Abstract No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services” (“EITF 96-18”) and related interpretations in accounting for issuances of stock awards to non-employees. Under SFAS No. 123 these equity transactions are accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The value of the equity instruments is calculated under a fair value based method using a Black-Scholes pricing model. EITF 96-18 defines the measurement date for determining fair value as the earlier of the date at which a commitment for performance by the counterparty to earn the equity instruments is reached or the date at which the counterparty’s performance is complete.

i3 MOBILE, INC.
Notes to Consolidated Financial Statements

If compensation expenses had been recognized based on the fair value of the options at their grant date, in accordance with SFAS No. 123, the Company’s net loss and net loss per share would have been reduced to the pro-forma amounts indicated below for the periods ended September 30:

	Three Months Ended		Nine Months Ended

	2003	2002	2003	2002

Net loss:
As reported	$(1,341)	$(14,828)	$(9,115)	$(36,810)
Deduct: Total stock-based employee compensation expense determined under fair value methods for all awards	(41)	(157)	(134)	(471)

Pro forma	(1,382)	(14,985)	(9,249)	(37,281)
Basic and diluted net loss per share
As reported	$(0.07)	$(0.72)	$(0.45)	$(1.72)
Pro forma	$(0.07)	$(0.73)	$(0.46)	$(1.75)

Note 3 — Significant Customers:

During the nine months ended September 30, 2003, revenues from the Company’s Pronto product offering and from one wireless network operator customer for its legacy wireless alert product accounted for 39% and 24% of total net revenues, respectively. During the nine months ended September 30, 2002, the Company had two wireless network operator customers for its legacy wireless alert product, which accounted for approximately 56% and 19% of its total net revenues. In conjunction with the Company’s March 2003 decision to terminate the Pronto service and implement cost saving measures while seeking a Transaction, all revenue producing activities from both the Pronto product offering and from its legacy wireless alert product offerings were ceased.

Note 4 — Long-lived Asset Impairment:

During March 2003, the Company took action on a plan approved by its Board of Directors and consequently terminated the Pronto service and initiated further cost saving measures. As a result of this plan, management reviewed the fair value of the Company’s long-lived assets, including related prepaid maintenance contracts, in accordance with SFAS No. 144 and recorded a $0.5 million non-cash charge to the Company’s results of operations. During its impairment review, the Company assessed its future cash flows and determined that it was necessary to record an impairment charge to reduce the carrying value of its long-lived assets to their estimated fair value.

In the third quarter of 2002, the Company recorded a $6.7 million non-cash charge for the impairment of capitalized software, computer hardware and leasehold improvements. Due to the Company’s operating results being substantially lower than originally anticipated, a decline in the Pronto subscriber base realized during the third quarter of 2002, the reduction of the Company’s direct to consumer marketing initiatives, and the uncertainty surrounding its Pronto offering, management determined that a review for impairment of the fair value of the Company’s long-lived assets in accordance with SFAS 144 was required. During its impairment review, the Company assessed its future cash flows and determined that it was necessary to record an impairment charge to reduce the carrying value of its long-lived assets to their estimated fair value.

Note 5 — Subsequent Event:

During November 2003, the Company settled its remaining office lease obligations of its Stamford, CT facility with its landlord for $1.5 million, which consisted of a cash payment of $1.2 million plus the relinquishment of the Company’s security deposit of $0.3 million. In addition, certain office furniture and fixtures were also assumed by the landlord. The release and settlement agreement entitles the Company to retain certain of its offices in Stamford, CT until the earlier of 30 days written notice by the landlord or December 31, 2003. As a result of this settlement, the Company will record a charge of $1.7 million to its results of operations in the fourth quarter of 2003.

     (b) Pro forma financial information

     ACE*COMM will account for the merger as a financing transaction and will record the issuance of its common stock at the negotiated value and i3’s cash on hand and liabilities assumed. Because i3 ceased all revenue producing operations in March 2003 and ACE*COMM has no intention to revive i3’s business following the merger, the merger does not possess the fundamental characteristics of a business combination found in Regulation S-X, Financial Accounting Standard No. 141, Business Combinations and EITF Issue 98-3 Determining Whether a Nonmonetary Transaction Involves Receipt of Productive Assets or of a Business. Thus, no pro forma financial information will be provided for this transaction. In addition, because i3 has ceased operations, and ACE*COMM will not seek to revive i3’s business, pro forma operating results would not provide meaningful information to the reader. i3 had approximately $8.6 million in cash and $2.5 million in accounts payable and accrued liabilities as of December 5, 2003.

     (c) Exhibits.

2.1	Agreement and Plan of Merger dated as of September 12, 2003, as amended, by and among ACE*COMM Corporation, Ace Acquisition Corporation and i3 Mobile, Inc. (incorporated herein by reference to Appendix A of ACE*COMM’s registration statement on Form S-4 (File No. 333-109521), as amended).

99.1	Press release, dated December 8, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACE*COMM CORPORATION
(Registrant)

Date: December 18, 2003	/s/ Steven R. Delmar
Name: Steven R. Delmar
Title: Chief Financial Officer

Exhibit Index

Exhibit
No.	Description
2.1	Agreement and Plan of Merger dated as of September 12, 2003, as amended, by and among ACE*COMM Corporation, Ace Acquisition Corporation and i3 Mobile, Inc. (incorporated herein by reference to Appendix A of ACE*COMM's registration statement on Form S-4 (File No. 333-109521), as amended).

99.1	Press release, dated December 8, 2003.